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                                                                    Exhibit 10.2
                                                                    ------------


                     APRISMA MANAGEMENT TECHNOLOGIES, INC.
                          2000 EQUITY INCENTIVE PLAN

                            Incentive Stock Option
                            ----------------------


           Name, Social Security #, Grant Date, # of Options, Price

     Incentive Stock Option granted by Aprisma Management Technologies, Inc., a Delaware corporation (the "Company"), to Name (SS#), (the "Optionee"), pursuant to the Company's 2000 Equity Incentive Plan (the "Plan").

1.   Grant of Option.
     ---------------

     This certificate evidences the grant by the Company on (Grant Date) to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of (# of options) shares of Common Stock of the Company (the "Shares") at a price of (price) per share (the "Exercise Price"). The Exercise Price represents the fair market value of the Shares on the date of grant as determined in good faith by the Company. The latest date on which this option may be exercised (the "Final Exercise Date") is (Exp. Date). It is intended that the option evidenced by this certificate shall be an incentive stock option as defined in section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). However, under certain circumstances the exercise of this option may be taxed under the rules applicable to non-incentive stock options.

     This option will provisionally vest in the following cumulative installments: as to one-quarter (1/4) of the Shares on (first vesting) and thereafter at the end of each succeeding one- month period of service as to one thirty-sixth (1/36th) of the remaining Shares until this option is one hundred percent (100%) provisionally vested. This option shall be actually vested ("Vested") as follows:

          (i) Unless sooner Vested in accordance with clause (ii) below, this option shall not be Vested to any extent prior to the fourth anniversary of the date of grant and shall be one hundred percent (100%) Vested and exercisable starting with the fourth anniversary of the date of grant.

          (ii) Notwithstanding clause (i), if there shall have occurred, prior to the fourth anniversary of the date of grant, a distribution by Cabletron Systems, Inc. ("Cabletron") to its shareholders of the stock of the Company owned by Cabletron (a "Spin-Off"), this option shall be Vested and exercisable (A) starting with the date immediately following the date of the Spin-Off, as to that portion of this option that is then provisionally vested, and (B) as to any remaining portion of this option, starting with the date such portion provisionally vests.

In determining the extent to which this option is exercisable, any fractional share amount shall be disregarded. If at any time prior to full Vesting of this option the Optionee goes on an unpaid leave of absence, the provisional vesting dates set forth above (and any provisional vesting or, if applicable, Vesting associated therewith) shall be set back by the period of the leave, in the same manner as described in Section 6.1(d) of the Plan.
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2.   Exercise of Option; Status Change.
     ---------------------------------

     This option shall not be exercisable prior to the Vesting date or dates specified under Paragraph 1 above. Each election to exercise this option shall be in writing signed by the Optionee or by his/her executor or administrator or the person or persons to whom this option is transferred by will or the applicable laws of descent and distribution (the "Legal Representative"), and received by the Company at its principal office, accompanied by payment in full as provided in the Plan and by such additional documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The purchase price may be paid by delivery of cash, check or money order acceptable to the Company, shares of Common Stock of the Company (held for more than six months) having a value equal to the exercise price, or, during such periods as the Common Stock is publicly traded, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by any combination of the foregoing, subject to the provisions of the Plan; provided, that so much of the purchase price as equals the par value of the
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Shares being purchased shall be paid other than by personal check.

     If the Optionee incurs a Status Change (as that term is defined in the Plan), that portion of this option that is not then Vested (whether or not such portion is provisionally vested) shall immediately terminate. The remainder of this option shall be exercisable (but not later than the Final Exercise Date) as follows:

          (i) in the case of a Status Change other than by reason of death and subject to clause (ii), by the Optionee for a period of ninety (90) days following the Status Change; and

          (ii) in the event of a Status Change by reason of death or in the event of the Optionee's death following a Status Change described in clause
     (i) where such death occurs during the ninety (90) day exercise period described in clause (i), by the Optionee's executor or administrator or the person or person to whom this option is transferred by will or the laws of descent and distribution, for a period continuing until the first anniversary of the date of death.

Upon expiration of the exercise period or periods described in clause (i) or clause (ii) above, whichever is applicable, this option shall terminate. Notwithstanding the foregoing, if the Optionee is terminated for cause, this option shall immediately terminate and no portion of it shall be exercisable then or at any later time.

3.   Restrictions on Transfer
     ------------------------

     If at the time this option is exercised the Company is a party to any agreement restricting the transfer of any outstanding shares of its Common Stock, and if the Committee determines that such restrictions should apply to shares acquired under one or more stock options, this option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement specified by the Committee). Additionally, all shares acquired by the Optionee pursuant to this option shall be subject to any and all applicable restrictions on transfer, sale, encumbrance and other disposition imposed by the Securities Act of 1933, as amended, and other applicable securities laws.

4.   Notice of Disposition
     ---------------------

     The person exercising this option shall notify the Company when he/she makes any disposition of the Shares acquired upon exercise of this option, whether by sale, gift or otherwise.
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5.   Withholding; Agreement to Provide Security
     ------------------------------------------

     If at the time this option is exercised the Board or the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to the exercise or with respect to a disposition of any Shares acquired upon exercise, this option may not be exercised unless the person exercising this option (i) pays to the Company, in cash, any withholding taxes arising in connection with the exercise (or makes other arrangements satisfactory to the Company for the payment of such withholding taxes), and (ii) gives such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax upon a later disposition of shares acquired upon exercise and agrees to augment such security from time to time in any amount reasonably determined by the Company to be necessary to preserve the adequacy of such security.

6.   Nontransferability of Option
     ----------------------------

     This option is not transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee.

7.   Provisions of the Plan
     ----------------------

     This option is subject in its entirety to the provisions of the Plan, a copy of which will be furnished to the Optionee upon request. All initially capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

     Without limiting the generality of the foregoing, this option may terminate in the following circumstances: (i) in connection with a "covered transaction" as described in Section 7.3 of the Plan, and (ii) in the event that Cabletron Systems, Inc., by action of its board of directors, determines not to pursue its current intention to cause the Company to undergo an initial public offering or determines not to pursue its current intention to cause the Company to undergo a spin-off from Cabletron, all as more fully described in Section 9 of the Plan. The grant of this option does not confer upon the Optionee any right to continued employment or other service with the Company or any related company, nor shall the loss of existing or potential profit in this option by reason of the termination of the Optionee's employment or other service or for any other reason, including, without limitation, any loss of exercisability attributable to termination of the option in connection with a "covered transaction" or pursuant to Section 9 of the Plan, constitute an element of damages in any claim.


     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.



                           APRISMA MANAGEMENT TECHNOLOGIES, INC.

(CORPORATE SEAL)               By:  /s/ Michael Skubisz

                               Michael Skubisz, President & CEO
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New Hampshire law requires the following legend be sent along with the issuance of any options of private companies in New Hampshire: You should consider the terms and risks of this offering before you invest. No government regulator is recommending these securities. No government regulator has verified that this document is accurate or determined that it is adequate. It is a crime for anyone to tell you differently.